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                                                                  Exhibit (a)(3)

                      SEI INSTITUTIONAL INTERNATIONAL TRUST
                             Secretary's Certificate
                 Amendment to Agreement and Declaration of Trust


     The undersigned, Richard W. Grant, being the duly elected and acting Secretary of SEI Institutional International Trust (the "Trust"), a Massachusetts business trust, DOES HEREBY CERTIFY that the following are true and correct copies of a resolution adopted, pursuant to Article I Section 1 and
Article IX Section 7 of the Agreement and Declaration of Trust, by the Board of Trustees of the Trust at a meeting held on March 23, 1998:

     "VOTED: That the name of SEI International Trust (the "Trust") be, and it hereby is, changed to SEI Institutional International Trust."

     Witness my hand this 29th day of April, 1998


                                          /s/ Richard W. Grant
                                          ------------------------------------
                                          Richard W. Grant
                                          Secretary